Exhibit 99.2

Media Release

FOR IMMEDIATE RELEASE	Contacts:	Richard Pehlke, 312.698.6711
Chief Financial Officer
Grubb & Ellis Realty Advisors, Inc.

Janice McDill, 312.698.6707
janice.mcdill@grubb-ellis.com
Grubb & Ellis Realty Advisors, Inc. Announces
Results of Stockholder Vote on Business Combination
CHICAGO (Feb. 28, 2008) — Grubb & Ellis Realty Advisors, Inc. (AMEX: GAV, GAV.WS) announced that its stockholders, at a special meeting held earlier today, failed to approve the proposed business combination pursuant to which the Company would acquire a portfolio of three commercial properties from Grubb & Ellis Company (NYSE: GBE), the Company’s sponsor.
     Grubb & Ellis Company acquired the properties in the first half of 2007 as part of its strategy to accumulate assets for transfer to Realty Advisors having a combined value sufficient to constitute Realty Advisors’ business combination.
     As a special purpose acquisition company that closed its initial public offering in the beginning of March 2006, the Company had until March 3, 2008 to consummate a business combination. As a consequence of the failure to obtain the requisite stockholders’ approval for the proposed business combination, the Company intends to promptly begin the process of liquidating its trust account in accordance with its charter and applicable Delaware law. As a result, it expects that the amounts held in its trust account, together with interest (net of applicable taxes), will be returned to the Company’s public stockholders. No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the initial public offering. The Company intends to prepare and file with the Securities and Exchange Commission for mailing to its stockholders, as soon as practicable, a proxy statement seeking approval to effect the orderly liquidation and dissolution of the Company.
Grubb & Ellis Realty Advisors, Inc.
 Grubb & Ellis Realty Advisors, Inc. is a blank check company formed by Grubb & Ellis Company in September 2005 for the purpose of acquiring office and industrial commercial real estate assets in suburban, secondary and tertiary markets. For more information, visit the Company’s Web site at www.grubb-ellisrealtyadvisors.com.
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Grubb & Ellis Company
500 West Monroe Street, Suite 2800     Chicago, IL 60661     312.698.6700

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2/28/08
Grubb & Ellis Realty Advisors, Inc. Announces Results of Stockholder Vote on Business Combination
Forward-looking Statement
Statements included in this release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) changes in governmental regulations, tax rates and similar matters; (vii) changes in generally accepted accounting principles by standard-setting bodies; (ii) the degree and nature of the Company’s competition and (iii) other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 2007and December 31, 2007, and in the Company’s other filings with the Securities and Exchange Commission (including the definitive proxy statement on Schedule 14A filed with the SEC on January 29, 2008).
Important Additional Information Will Be Filed with the SEC
Grubb & Ellis Realty Advisors, Inc. intends to file a preliminary proxy statement with the SEC regarding the proposed liquidation and dissolution of the Company. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN THEY BECOME AVAILABLE. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders and investors may obtain free copies of the proxy statement (when available) and other documents filed by the Company through the Web site maintained by the SEC at www.sec.gov. In addition, the Company’s stockholders and investors may obtain free copies of the definitive proxy statement (when available), and other documents filed by the Company, from the Company by contacting the Company c/o Chief Financial Officer at 500 W. Monroe St., Suite 2800, Chicago, IL 60661 or calling 312.698.4900.
Before making any voting decisions with respect to the proposed liquidation or any of the other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement, the Company’s stockholders are urged to read the definitive proxy statement and other documents filed by the Company when they become available.
The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed liquidation and other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the proxy statement. Information regarding the names, affiliations and interests of such individuals will be set forth in the Company’s preliminary proxy statement when it is filed with the SEC, as such information may be supplemented by the Company’s definitive proxy statement when it is filed with the SEC, and in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2007.
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